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                         EXHIBIT 4.3


                                Amended on February 29, 1996

            PRUDENTIAL REINSURANCE HOLDINGS, INC.
                   1995 STOCK OPTION PLAN
                 FOR NON-EMPLOYEE DIRECTORS


     1. Purpose of the Plan. The purpose of the Prudential Reinsurance Holdings, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to aid Prudential Reinsurance Holdings, Inc. (the "Company") in securing for the Company and its stockholders the benefits of having experienced and highly qualified persons who are not employees of the Company or any of its Subsidiaries or affiliates become and remain members of the Board of Directors (the "Board") of the Company and to provide to such persons the benefits of the incentive inherent in common stock ownership.

     2. Stock Subject to Plan. The stock which may be issued and sold under the Plan shall be the Common Stock (par value $.01 per share) of the Company, of a total number not exceeding 50,000 shares, subject to adjustment as provided in Section 9. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its Subsidiaries. Each stock option granted pursuant to the Plan is referred to herein as an "Option."
In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

     3. Eligibility. Each member of the Board who first becomes a director of the Company after February 22, 1996 shall be eligible to receive Options in accordance with the terms of the Plan, provided he or she, as of the date of a granting of an Option, (i) is not an employee of the Company or any of its Subsidiaries, and (ii) is otherwise not eligible for selection to participate in any plan of the Company or any of its Subsidiaries that entitles the participant therein to acquire securities or derivative securities of the Company (an "Eligible Director"). Each member of the Board who receives an option hereunder is referred to herein as an "Optionee." As used in the Plan, "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

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     4.  Option Grants.  (a)  Each person who first becomes an
Eligible Director of the Company shall, on the date on which he or she is first elected to the Board, by reason of an election and without further action by the Board, be granted as of the close of business on said date an Option to purchase, in the manner and subject to the terms and conditions herein provided and to the extent such number of shares remain available for such purpose hereunder, that number of shares of the Common Stock of the Company equal to $50,000 divided by the Market Price of the Common Stock (provided that, if the number of shares so calculated includes a fractional share, such number shall be rounded down to the next lower whole number). In the event that the number of shares available for grants under the Plan is insufficient to make all grants hereby specified on the applicable date, then all those who become entitled to a grant on such date shall share ratably in the number of shares then available for grant under the Plan.

     (b) It is understood that the Board may, at any time and from time to time after the granting of an Option hereunder, specify such additional terms, conditions and restrictions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

     5. General Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

     (a) The Option exercise price shall be the fair market value of the Common Stock on the date the Option is granted (the "Market Price"), which shall be the average of the highest and lowest sale prices of the Common Stock on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape (or such other exchange, if any, on which the Common Stock is traded) or, if no sale of the Common Stock is reported for such date, on the next preceding day for which there is a reported sale.

     (b) An Option Agreement shall be prepared by the Company and delivered to the Optionee as soon as practicable following the date on which the Option is granted. The Option Agreement shall not be a precondition to the granting of Options; however, no person shall have any rights under any Option granted under the Plan unless and until the Optionee to whom such Option shall have been granted shall have executed and delivered to the Company an Option Agreement. A fully

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executed original of the Option Agreement shall be provided to both the Company and the Optionee. By executing an Option Agreement, an Optionee shall be deemed to have accepted and consented to any action taken under the Plan by the Board or its delegates.

     (c) All Options shall be nonstatutory stock options not intended to qualify as stock options entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (d) Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or his or her guardian or legal representative.

     (e) Each Option shall be subject to the following restrictions on exercise:

          (i)  The Option is not immediately exercisable.
Except in the event of the Optionee's death, an Option shall not be exercisable, in whole or in part, prior to the expiration of one (1) year from the date of grant. In no event shall an Option be exercisable after the expiration of ten years from the date the Option was granted. To the extent that an Option is not exercised within the ten-year period of exercisability, it shall expire as to the then unexercised part.

         (ii) Subject to Sections 5(e)(i) and 6 and 7, Options shall vest in accordance with the following schedule:

         (A) in the event the date of grant of the Option is the annual meeting of stockholders of the Company, one-half of the total number of shares of Common Stock covered by the Option (as such number may be adjusted pursuant to the provisions of Section 9) shall become exercisable on the next succeeding annual meeting of stockholders, and the additional one-half of said initial total number of shares shall become exercisable on the second succeeding annual meeting of stockholders; or

          (B) in the event the date of grant is a date other than the annual meeting of stockholders, one-half of the total number of shares of Common Stock covered by the Option (as such number may be adjusted pursuant to the provisions of Section 9) shall become exercisable on the first anniversary date of the grant of the Option, and the additional one-half of said initial total number of shares

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shall become exercisable on the second succeeding anniversary date of the date of grant.

        (iii) An Option shall not be exercisable with respect to a fractional share or with respect to the lesser of fifty
(50) shares or the full number of shares then subject to the Option. If a fractional share shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

         (iv) Except as provided in Section 6, an Option shall not be exercisable in whole or in part unless the Optionee, at the time the Optionee exercises the Option, is, and has been at all times since the date of grant of the Option, an Eligible Director.

          (v) An Option may only be exercised by delivery of written notice of the exercise to the Company specifying the number of shares to be purchased and by making payment in full for the shares of Common Stock being acquired thereunder at the time of exercise (including applicable withholding taxes, if any); unless the Option Agreement shall otherwise provide, such payment shall be made

          (A) in United States dollars by check or bank draft, or

          (B) by tendering to the Company Common Stock shares already owned for at least six (6) months by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape (or such other exchange, if any, on which the Common Stock is traded), or, if no sale of the Common Stock is reported for such date, on the next preceding day for which there is a reported sale, or

          (C) by a combination of United States dollars and Common Stock shares as aforesaid, or

          (D)  in accordance with a cashless exercise
program under which, if so instructed by the Optionee, shares of Common Stock may be issued directly to the Optionee's broker or dealer upon
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receipt of the purchase price in cash from the broker or
dealer.

         (vi) If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares hereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

     6. Termination of Service. An Option shall terminate upon the termination, for any reason, of the Optionee's directorship with the Company, and no shares may thereafter be purchased under such Option except as follows:

          (a) If a director's service as a member of the Board shall be discontinued for any reason after the completion of such director's initial elected term of office, each unexpired Option held by the Optionee shall, to the extent exercisable on such date, remain exercisable, in whole or in part, for a period of three (3) years following such director's termination of service as a director of the Company.

          (b) Upon termination of service as a director of the Company by reason of death or disability each unexpired Option held by the Optionee, or in the case of death, the Optionee's executors, administrators, heirs or distributees, as the case may be, shall become immediately exercisable and shall remain exercisable, in whole or in part, for a period of three (3) years after such termination. Disability shall mean an inability as determined by the Board to perform duties and services as a director of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six (6) months.

     In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof.

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     Notwithstanding the foregoing, in no event shall an
Option be exercised after ten (10) years from the date it was granted.

     7. Change in Control. (a) Notwithstanding other provisions of the Plan, but subject to Section 6, in the event of a change in control of the Company, (i) all of the Optionee's then outstanding Options shall immediately become exercisable and each Optionee shall have the right within one (1) year after such event to exercise the Option in full notwithstanding any limitation or restriction in any Option Agreement or in the Plan.

          (b) For purposes of this Section 7, a "change in control" shall be deemed to have occurred if:

          (i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Company, and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities.

         (ii) The Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than affiliates within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") or any party to such merger or consolidation.

        (iii) The Company transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Company.

         (iv) Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

          (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board immediately before the



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transaction, cease to constitute at least a majority thereof.

     8. Purchase for Investment. (a) Except as hereafter provided, the holder of an Option shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Act") which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (a) issuances by the Company so long as the shares being issued are registered under the Act and a prospectus in respect thereof is current or (b) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

          (b) The Company may endorse such legend or legends upon the certificates for shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Act.

     9. Adjustment in the Event of Change in Stock. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividend, reverse split, subdivision, recapitalization, merger (whether or not the Company is the surviving corporation), consolidation, split-up, combination or exchange of shares, reorganization or liquidation, extraordinary dividend payable in cash or property, and the like, the aggregate number and class of shares available under the Plan, and the number, class and the price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted by the Board, whose determination shall be conclusive.

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     10.  Administration.  The Plan shall be administered by the
Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of all Option Agreements.
The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except as may expressly be provided by statute.

     11. Miscellaneous Provisions. (a) Except as expressly provided for in the Plan, no director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company as a director or otherwise.

          (b) An Optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Optionee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

          (c) The expenses of the Plan shall be borne by the Company.

          (d) The Plan shall be unfunded. Neither the Company nor the Board shall be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors. Proceeds from the sale of shares pursuant to Options however shall constitute general funds of the Company. Neither the Company, a Subsidiary or the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

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          (e)  By accepting any Option or other benefit under the
Plan, each Optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Company or the Board.

          (f) An Optionee shall have no voting rights or other rights of stockholders with respect to shares which are subject to an Option, nor shall cash dividends accrue or be payable with respect to any such shares.

          (g) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     12. Amendment or Discontinuance. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that, solely to the extent necessary to comply with Rule 16b-3 or other applicable law (i) the Board may not act more than once every six months to amend the provisions of the Plan relating to the determination of the amount, price or timing of any grant under the Plan; and (ii) the approval of the Company's stockholders will be required for any amendment that (a) changes the class of persons eligible for the grants, (b) increases (other than as described in Section 9 hereof) the maximum number of shares of Common Stock subject to grant under the Plan, as specified in Section 2 hereof, or (c) materially increases the benefits accruing to Optionees under the Plan, within the meaning of Rule 16b-3. Any such approval shall be by the affirmative vote of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any grant theretofore granted without the consent of the Optionee or the permitted transferee of the grant.

     13. Limits of Liability. (a) Any liability of the Company to any participant with respect to an Option award shall be based solely upon contractual obligations, if any, created by the Plan and the participant's Option Agreement.

          (b) Neither the Company nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     14. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

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          (a)  upon the adoption of a resolution of the Board
terminating the Plan; or

          (b) the date all shares of Common Stock subject to the Plan shall have been purchased according to the Plan's provisions; or

          (c) ten years from the date of adoption of the Plan by the Board.

No such termination of this Plan shall affect the rights of any Optionee hereunder and all Options previously granted hereunder shall continue in force and in operation after termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

          15. Effective Date of the Plan. The Plan became effective on September 26, 1995 and was amended on February 29, 1996.